Exhibit 10.17

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of                                 , 20       between GFI Software S.A., a Luxembourg joint stock company (société anonyme), incorporated and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 7A, rue Robert Stümper, L-2557 Luxembourg, registered with the Luxembourg Trade and Companies’ Register, under number B 147.127 (the “Company”), and                                (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, Indemnitee performs a valuable service for the Company;

WHEREAS, the shareholders of the Company adopted updated articles of incorporation on                                        (the “Articles”), which provide for the indemnification of the members of the Board of Directors of the Company to the maximum extent permitted by the laws of Luxembourg (the “Law”);

WHEREAS, in order to induce Indemnitee to serve as a director of the Company, the Company has determined and agreed to enter into this contract with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service as a director to the Company, the parties hereto agree as follows:

1.                                       Indemnity of Indemnitee.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)                                  Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company or any Enterprise.  Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise and, with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)                                 Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company or any Enterprise.  Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company or any Enterprise unless and to the extent that a competent court of valid jurisdiction shall determine that such indemnification may be made.

(c)                                  Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding and in addition to any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.                                       Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company or any Enterprise), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6, 7 and 20 hereof) to be unlawful under the Law.

3.                                       Contribution in the Event of Joint Liability.

(a)                                  Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company or any Enterprise is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company or any Enterprise is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf in proportion to the relative benefits received by the Company or such Enterprise and all officers, directors or employees of the Company or such Enterprise other than the parties who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company or any Enterprise and all officers, directors or employees of the Company or such Enterprise other than the parties who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company or any Enterprise other than the parties who may be jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company or any Enterprise and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company or any Enterprise (and its or their directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.                                       Indemnification for Expenses of a Witness or in Response to a Subpoena.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a witness or is made (or asked to) respond to discovery requests in any Proceeding involving the Company or any Enterprise, its or their officers, directors, shareholders or creditors to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses paid or incurred by Indemnitee in connection therewith and in the manner set forth in this Agreement.

5.                                       Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred or paid by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred or paid by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.

6.                                       Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the Law.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                                  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, provided however that failure to so notify the Company shall not relieve the Company of any of its obligations hereunder.  The Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding anything in this Agreement to the contrary, no determination (if required by applicable law) as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(b)                                 Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by a court of law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of Indemnitee:  (1) by a majority vote of the disinterested directors, even though less than a quorum, or (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, or (3) by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (4) by the stockholders.

(c)                                  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by Indemnitee (by the Board of Directors at the request of the Indemnitee).  Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred or paid by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)                                 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(e)                                  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to an Indemnitee by the directors, officers, agents or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f)                                    If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) such indemnification is expressly prohibited under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)                                 Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination of the Indemnitee’s entitlement to indemnification under the Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)                                 The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(i)                                     The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(j)                                     The Company shall not enter into any settlement of any action, suit or proceeding in which the Indemnitee is or could reasonably become a party unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

7.                                       Remedies of Indemnitee.

(a)                                  In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) no contribution has been timely made pursuant to Section 3 hereof or (vi) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)                                 In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b).

(c)                                  If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable law.

(d)                                 In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company or any Enterprise, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) incurred or paid by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.  The Company shall, within ten (10) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 5 with respect to advancement of Expenses therein.

(e)                                  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the

Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

8.                                       Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                  The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the organizational or constitutional documents of the Company or any Enterprise, the Articles, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles and this Agreement, the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 The Indemnitee shall be covered by any insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or any Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.  At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)                                  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)                                 The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving as a director, officer, employee or agent of any Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

9.                                       Exception to Right of Indemnification.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless

(a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company, (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement, or (c) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10.                                 Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company or any Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request.

11.                                 Security.  To the extent requested by the Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.                                 Enforcement.

(a)                                  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

13.                                 Definitions.  For purposes of this Agreement:

(a)                                  “Corporate Status” describes the status of a person or entity who is or was a director, officer, stockholder, employee, agent, consultant, or fiduciary of the Company or any Enterprise.

(b)                                 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                                  “Enterprise” shall mean the Company, any direct or indirect subsidiary of the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(d)                                 “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)                                  “Independent Counsel” means a reputable law firm, or a reputable member of a reputable law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)                                    “Liabilities” includes judgments, penalties, fines, interest, assessments, charges and amounts paid in settlement.

(g)                                 “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee invested in the Company, Indemnitee facilitated or managed any investment in the Company, Indemnitee is or was a director of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as an officer or director of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

14.                                 Severability.  If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

15.                                 Other Directors. The Company hereby agrees that no other directors, stockholder or fiduciary of the Company will take the benefit of any indemnification terms, provisions or agreements more favourable than those contained in the document. In the event that the Company grants or has granted any indemnification terms, provisions or agreements to any director, stockholder or fiduciary of the Company, the Indemnitee and the Fund Indemnitors shall automatically be granted equivalent rights to such rights granted to such other directors, stockholders or fiduciaries of the Company.

16.                                 Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.                                 Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

18.                                 Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)                                  If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

If to the Company, to:

(b)                                 GFI Software S.à r.l.

7A, rue Robert Stümper
L-2557 Luxembourg

Facsimile: +352 48 18 63

Attn:  Board of Directors

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile:  +1 212 728-8111

Attention:  Gordon R. Caplan, Esq.

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.                                 Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20.                                 Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.                                 Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.  Any reference made in this Agreement to a judicial determination, decision or action of the Court of Chancery of the State of Delaware or another court of competent jurisdiction shall mean a final, non-appealable order.

22.                                 Gender.  Use of the masculine pronoun shall be deemed to include usage of the feminine and gender-neutral pronoun where appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

GFI Software S.A.

By:
Name:
Title:

Address:
GFI Software S.A.
7A, rue Robert Stümper
L-2557 Luxembourg
Facsimile: +352 48 18 63

DIRECTOR:

Name:

Address: